IBN Initiates Coverage of BluSky AI Inc.

AUSTIN, Texas, June 26, 2025 – via IBN – BluSky AI Inc. (OTC: BSAI), a developer of modular AI data center infrastructure, has selected IBN, a multifaceted financial news and publishing company serving private and public entities, to spearhead its corporate communications efforts.

BluSky AI is building the next generation of modular infrastructure to meet the rapidly expanding compute demands of artificial intelligence, machine learning, and high-performance computing. The company’s flagship SkyMod data centers are prefabricated and scalable, offering rapid deployment and plug-and-play integration with client facilities or BluSky-owned land. By delivering dense, energy-efficient compute capacity in a fraction of the time required by traditional builds, BluSky enables AI innovators to accelerate time-to-compute while lowering cost and complexity.

The SkyMod platform supports NVIDIA GPU-based workloads across generative AI, large language models, inference engines, and scientific computing. Each unit is fully assembled off-site and optimized for high-density performance, dynamic workload balancing, and advanced cooling efficiency. BluSky holds a sustainability-first mindset, designing its systems to integrate with solar, wind, and geothermal energy sources where available and deploying on powered land to minimize development timelines.

By focusing on the foundational infrastructure layer, BluSky is targeting a significant gap in the AI ecosystem—rapidly deployable compute at scale. With North America representing over 40% of the $347.6 billion global data center market and U.S. demand projected to grow at a double-digit pace, the company is positioned to scale with market demand through its modular, GPU-centric approach to infrastructure delivery.

As part of the client-partner relationship, IBN will leverage its investor-focused distribution network, which includes over 5,000 key syndication outlets, various newsletters, social media channels, and wire services via InvestorWire, along with blogs and other outreach tools, to generate greater awareness for BluSky AI.

With over 19 years of experience assisting over 500 client partners and a sizable family of 70+ trusted brands, IBN has amassed a collective audience that includes millions of social media followers. This positions IBN to provide BluSky AI the solutions needed to reach a wide audience of investors, journalists, and the general public.

To learn more about BluSky AI, please visit the company’s corporate newsroom at https://ibn.fm/BSAI.

About BluSky AI Inc.

BluSky AI, headquartered in Salt Lake City, Utah, is a modular data center company dedicated to providing innovative and sustainable infrastructure solutions that power the AI revolution. BluSky AI plans to revolutionize the AI compute landscape by addressing the immediate global AI supply shortage with cutting-edge, turnkey modular solutions across multiple locations. BluSky plans to transform the way AI companies access the compute power needed to drive innovation and growth.

For more information, visit the company’s website at www.BluSkyAIDataCenters.com

About IBN

IBN consists of financial brands introduced to the investment public over the course of 19+ years. With IBN, we have amassed a collective audience of millions of social media followers. These distinctive investor brands aim to fulfill the unique needs of a growing base of client-partners. IBN will continue to expand our branded network of highly influential properties, leveraging the knowledge and energy of specialized teams of experts to serve our increasingly diversified list of clients.

Through our Dynamic Brand Portfolio (DBP), IBN provides: (1) access to a network of wire solutions via InvestorWire to reach all target markets, industries and demographics in the most effective manner possible; (2) article and editorial syndication to 5,000+ news outlets; (3) Press Release Enhancement to ensure maximum impact; (4) full-scale distribution to a growing social media audience; (5) a full array of corporate communications solutions; and (6) total news coverage solutions.

For more information, please visit https://www.InvestorBrandNetwork.com

Please see full terms of use and disclaimers on the InvestorBrandNetwork website applicable to all content provided by IBN, wherever published or re-published: http://IBN.fm/Disclaimer

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Corporate Communications

IBN
Austin, Texas
www.InvestorBrandNetwork.com
512.354.7000 Office
Editor@InvestorBrandNetwork.com